                                               EXHIBIT 12
                                      FLEET FINANCIAL GROUP, INC.
                     COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                     EXCLUDING INTEREST ON DEPOSITS
                                               (millions)

                                                  Six Months
                                                 Ended June 30,         Year Ended December 31
                                                 1994    1993     1993   1992    1991    1990    1989
Earnings:
    Net income (loss)                           $285    $225      $488   $280    $98   ($74)     $371
Adjustments:
    (a)  Applicable income taxes (benefits)      191     153       327    228     55    (90)      168
    (b)  Fixed charges:
          (1)  Interest on borrowed funds        248     202       417    386    450     783      560
          (2)  1/3 of rent                        17      17        34     30     23      19       20
    (c)  Adjusted earnings                      $741    $597    $1,266   $924   $626    $638   $1,119

Fixed charges [b(1)+b(2)]                       $265    $219      $451   $416   $473    $802     $580

Adjusted earnings/fixed charges                 2.80x   2.73x     2.81x  2.22x  1.32x   0.80x*   1.93x
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
                                     INCLUDING INTEREST ON DEPOSITS

                                                  Six Months
                                                 Ended June 30,         Year Ended December 31
                                                 1994    1993     1993   1992    1991    1990    1989

Earnings:
    Net income (loss)                           $285    $225      $488   $280    $98   ($74)     $371
Adjustments:
    (a)  Applicable income taxes (benefits)      191     153       327    228     55    (90)      168
    (b)  Fixed charges
          (1)  Interest on borrowed funds        248     202       417    386    450     783      560
          (2)  1/3 of rent                        17      17        34     30     23      19       20
          (3)  Interest on deposits              327     399       744  1,076  1,480   1,343    1,256
    (c)  Adjusted earnings                    $1,068    $996    $2,010 $2,000 $2,106  $1,981   $2,375

Fixed charges [b(1)+b(2)+b(3)]                  $592    $618    $1,195 $1,492 $1,953  $2,145   $1,836

Adjusted earnings/fixed charges                 1.80x   1.61x     1.68x  1.34x  1.08x   0.92x*   1.29x

*   Note that earnings are inadequate to cover fixed charges, the deficiency being $163 million for both the ratio excluding and including interest on deposits
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